Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: +1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Altisource Asset Management Corporation Reports Fourth Quarter and Full Year 2018 Results

CHRISTIANSTED, U.S. Virgin Islands, February 27, 2019 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the fourth quarter and full year of 2018.

Fourth Quarter 2018 Highlights and Recent Developments

•	Conducted the transition of all ASPS-managed properties to Front Yard Residential Corporation's (“Front Yard”) internal property management platform ahead of schedule.

•
Negotiated the transfer of the remaining 7,646 properties managed by Main Street Renewal, LLC to Front Yard's internal platform; 6,025 of such homes have already been transferred, bringing total internally managed homes to 12,868 as of February 21, 2019.

•
Advised Front Yard in refinancing its $489.3 million MSR Loan Agreement with Morgan Stanley, with a credit spread reduction from 3.285% to 1.80%, LIBOR cap at 2.50% and increased funding to $505.0 million at an approximately 5% lower advance rate.

•
Managed Front Yard's sale of 444 non-core homes on February 8, 2019 for an aggregate sales price of $102.9 million, resulting in a net gain of $4.8 million that will be recognized by Front Yard in Q1 2019.

•	Maintained strong operating metrics for Front Yard during its internalization of property management.

Full Year 2018 Highlights

•
Advised Front Yard in the acquisition of property manager HavenBrook Partners, LLC (“HavenBrook”) and the 3,236 affordable single-family rental (“SFR”) homes managed by HavenBrook, growing Front Yard's portfolio to approximately 15,000 homes.

•	Managed Front Yard's liquidation of 386 legacy REO properties, reducing the portfolio of legacy REO properties by 79% to 104 at December 31, 2018 from 490 at December 31, 2017.

•	Obtained $508.7 million of 10-year, 4.65% fixed rate, non-amortizing financing for Front Yard as part of Freddie Mac's affordable SFR pilot program.

•
Continued to optimize Front Yard's financing: 87% of debt had fixed or capped rates at December 31, 2018 compared to 64% at December 31, 2017, and the weighted average debt maturity was 5.5 years at December 31, 2018 compared to 3.5 years at December 31, 2017.

“Our development and execution of Front Yard's strategic plan in 2018 resulted in a transformational year for our client,” stated Chief Executive Officer George Ellison. “Under our management, Front Yard made significant strides in the internalization of property management while growing its rental portfolio and strengthening its balance sheet with an improved financing structure. These developments have laid the foundation for Front Yard to achieve its operating targets, which will ultimately benefit the stockholders of both Front Yard and AAMC.”

Fourth Quarter and Full Year 2018 GAAP Financial Results

Net loss attributable to stockholders for the fourth quarter of 2018 totaled $4.3 million, or $2.69 per diluted common share, which included a $(3.4) million change in the fair value of its shares of Front Yard common stock, compared to a net loss attributable to stockholders of $1.8 million, or $1.15 per diluted common share, for the fourth quarter of 2017. Net loss attributable to stockholders for the year ended December 31, 2018 totaled $10.9 million, or $6.88 per diluted common share, which included a $(5.1) million change in the fair value of its shares of Front Yard common stock, compared to net loss attributable to stockholders of $7.0 million, or $4.57 per diluted common share, for the year ended December 31, 2017.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, AAMC's ability to implement its business strategy and the business strategy of Front Yard; AAMC's ability to retain Front Yard as a client; AAMC's ability to retain and maintain our strategic relationships; the ability of Front Yard to generate a return on invested capital in excess of applicable hurdle rates under AAMC's management; AAMC's ability to obtain additional asset management clients or businesses; AAMC's ability to effectively compete with our competitors; Front Yard's ability to complete future or pending transactions; the failure of service providers to effectively perform their obligations under their agreements with AAMC and Front Yard; AAMC's ability to successfully and efficiently integrate and manage Front Yard’s newly acquired property manager or effectively manage the performance of Front Yard’s internal property manager at the level and/or the cost that it anticipates; AAMC's failure to maintain Front Yard's qualification as a REIT; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)
Revenues:
Management fees from Front Yard	$3,583	$3,834	$14,567	$16,010
Conversion fees from Front Yard	25	90	176	1,291
Expense reimbursements from Front Yard	416	153	1,183	859
Total revenues	4,024	4,077	15,926	18,160
Expenses:
Salaries and employee benefits	3,977	4,390	17,320	19,393
Legal and professional fees	312	875	1,605	2,794
General and administrative	826	659	3,609	3,320
Total expenses	5,115	5,924	22,534	25,507
Other income:
Change in fair value of Front Yard common stock	(3,443)	—	(5,084)	—
Dividend income on Front Yard common stock	244	244	975	975
Other income	66	43	216	111
Total other (loss) income	(3,133)	287	(3,893)	1,086
Loss before income taxes	(4,224)	(1,560)	(10,501)	(6,261)
Income tax expense	66	224	375	708
Net loss attributable to stockholders	(4,290)	(1,784)	(10,876)	(6,969)
Amortization of preferred stock issuance costs	(51)	(51)	(206)	(206)
Net loss attributable to common stockholders	$(4,341)	$(1,835)	$(11,082)	$(7,175)

Loss per share of common stock – basic:
Loss per basic common share	$(2.69)	$(1.15)	$(6.88)	$(4.57)
Weighted average common stock outstanding – basic	1,615,848	1,595,272	1,611,424	1,570,428
Loss per share of common stock – diluted:
Loss per diluted common share	$(2.69)	$(1.15)	$(6.88)	$(4.57)
Weighted average common stock outstanding – diluted	1,615,848	1,595,272	1,611,424	1,570,428

Altisource Asset Management Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$27,171	$33,349
Short-term investments	584	625
Front Yard common stock	14,182	19,266
Receivable from Front Yard	3,968	4,151
Prepaid expenses and other assets	1,552	1,022
Total current assets	47,457	58,413
Other non-current assets	1,910	1,974
Total assets	$49,367	$60,387

Current liabilities:
Accrued salaries and employee benefits	$5,583	$5,651
Accounts payable and accrued liabilities	1,188	2,085
Total liabilities	6,771	7,736

Commitments and contingencies	—	—

Redeemable preferred stock:
Series A preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of December 31, 2018 and 2017; redemption value $250,000	249,752	249,546

Stockholders' deficit:
Common stock, $.01 par value, 5,000,000 authorized shares; 2,862,760 and 1,573,691 shares issued and outstanding, respectively, as of December 31, 2018 and 2,815,122 and 1,599,210 shares issued and outstanding, respectively, as of December 31, 2017	29	28
Additional paid-in capital	42,245	37,765
Retained earnings	26,558	38,970
Accumulated other comprehensive loss	—	(1,330)
Treasury stock, at cost, 1,289,069 and 1,215,912 shares as of December 31, 2018 and 2017, respectively	(275,988)	(272,328)
Total stockholders' deficit	(207,156)	(196,895)
Total liabilities and equity	$49,367	$60,387